Exhibit 3.3

EIGHTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 380.

In affirmation thereof, the facts stated above are true.

Dated: October 26, 2015

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Scott William Arnone	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Jason Michael Kozon	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Elizabeth Susan Powitzky	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Daniel S. Terry	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Joseph Henry Schettler	10/1/2015	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
The Scott W. Arnone and Lori K. Arnone Revocable Living Trust	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Kozon Family Trust	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Powitzky Revocable Trust	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Daniel S. Terry Revocable Trust	10/1/2015	12555 Manchester Road	St. Louis, MO 63131
Joseph H. Schettler Living Trust	10/1/2015	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Eighth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.